UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
November 3, 2011
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd.
Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 3, 2011, Stewart Information Services Corporation (the “Company”) announced that Matthew W. Morris has been elected as the Company’s Chief Executive Officer with responsibility for all operations. Matthew W. Morris succeeds Malcolm S. Morris and Stewart J. Morris, Jr., who had served as the Company’s Co-Chief Executive Officers and who will take the posts of Vice Chairmen of the Board of Directors (the “Board”). Matthew W. Morris previously served as Senior Executive Vice President of the Company, and Stewart Title Company and Stewart Title Guaranty Company, both of which are wholly-owned subsidiaries of the Company. He has been an executive of the Company since 2004. Further biographical and other information regarding Matthew W. Morris is contained in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on March 24, 2011 and such information is incorporated herein by this reference.
Further, the Company announced that Dr. Edward Douglas Hodo, the Company’s lead director, has been elected Chairman of the Company’s Board. Dr. Hodo has been a member of the Board since 1988 and has served as Lead Director of the Company since 2004.
The Company issued a press release on November 3, 2011 announcing these various changes in management. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of Stewart Information Services Corporation, dated November 3, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION
By:	/s/ J. Allen Berryman.
J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer

Date: November 8, 2011